UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 7, 2024
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MYPSW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 7, 2024, PLAYSTUDIOS, Inc. (the “Company”), PLAYSTUDIOS US, LLC, a subsidiary of the Company (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, entered into an Amendment No. 4 to Credit Agreement (the “Amendment No. 4”), which amended the Credit Agreement dated as of June 24, 2021 by and among such parties (as previously amended by Amendment No. 1 to Credit Agreement dated as of May 13, 2022, by Amendment No. 2 to Credit Agreement dated as of August 9, 2022, and by Amendment No. 3 to Credit Agreement dated as of August 16, 2023, the “Credit Agreement”) to, among other things, (i) modify the definition of “Fixed Charge Coverage Ratio” to exclude from the calculation of Restricted Payments amounts paid for the repurchase, prior to June 30, 2024, of approximately 11.7 million shares of Class A common stock of the Company, and (ii) modify the definition of “Consolidated Fixed Charges” to take into account any tax refunds received in the applicable measurement period. Capitalized terms used as defined terms but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement. The foregoing description of the Amendment No. 4 does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment No. 4, which is included as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01    Regulation FD.
On June 11, 2024, the Company issued a press release regarding the repurchase of 11,677,398 shares of Class A common stock from Microsoft Corporation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific references in such filing.
Item 8.01    Other Events.
On June 7, 2024, the Company repurchased 11,677,398 shares of Class A common stock held by Microsoft Corporation at a price of $2.11 per share. The total amount paid by the Company for the repurchase of such shares was $24.6 million and was funded with available cash.
The repurchase of shares from Microsoft Corporation was supplemental to the Company’s previously announced $50 million stock repurchase program and did not impact the amount of permitted repurchases thereunder. As of June 7, 2024, the Company had $46 million of remaining capacity under the stock repurchase program.
Item 9.01. Financial Statements and Exhibits
(a)None
(b)None
(c)None
(d)Exhibits

Exhibit Number	Description
10.1*	Amendment No. 4 to Credit Agreement among PLAYSTUDIOS, Inc., PLAYSTUDIOS US, LLC, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated June 7, 2024.
99.1†	Press release, dated June 11, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*	Filed herewith
†	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 11, 2024

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer